Exihit 4.1

FIRST MODIFICATION TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS FIRST MODIFICATION TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Modification”), made this 6th day of August, 2004, but effective for all purposes as of June 30, 2004, is by and among (i) CITIZENS BANK OF PENSYLVANIA, a Pennsylvania state chartered bank (“Citizens Bank”), acting in its capacity as a Lender, as the Swing Line Lender and as the Administrative Agent for the Lenders (hereinafter defined), having offices at 8521 Leesburg Pike, Suite 405, Vienna, Virginia 22182; (ii) KEYBANK NATIONAL ASSOCIATION, a national banking association (“Key Bank”), acting in its capacity as a Lender and as the Documentation Agent for the Lenders, having offices at 127 Public Square, Cleveland, Ohio 44114; (iii) certain other “Lender” parties to the Credit Agreement (hereinafter defined) from time to time (together with Citizens Bank and Key Bank, each acting in its capacity as a Lender, each, a “Lender” and collectively the “Lenders”); and (iv) MANTECH INTERNATIONAL CORPORATION, a Delaware corporation (“MIC”), together with certain subsidiaries and affiliates of MIC and other “Borrower” parties to the Credit Agreement from time to time (each, a “Borrower” and collectively, the “Borrowers”). For purposes of this Modification, all capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Credit Agreement.

W I T N E S S E T H   T H A T:

WHEREAS, pursuant to that certain Amended and Restated Credit and Security Agreement dated as of February 25, 2004 (as the same may be amended or modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Agents, the Borrowers obtained a credit facility and certain other financial accommodations (collectively, the “Credit Facility”) from the Lenders, evidenced by the Notes and secured by, among other things, certain collateral more fully described in Section 3.1 of the Credit Agreement; and

WHEREAS, pursuant to the Borrowers’ written request attached as Exhibit A hereto, the Borrowers have requested that the “Continued Profitability” covenant set forth in Section 6.15(e) of the Credit Agreement be modified for the fiscal quarter ending June 30, 2004;

WHEREAS, the Lenders have agreed to amend the “Continued Profitability” covenant set forth in Section 6.15(e) of the Credit Agreement, as requested by the Borrowers, subject to, among other things, the terms, covenants, agreements and limitations set forth in this Modification, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. Section 6.15(e) of the Credit Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“(e) Continued Profitability. The Borrowers, on a consolidated basis, shall not sustain or incur negative Net Income for any fiscal quarter throughout the term of the Loan. Notwithstanding the foregoing, the Borrowers may, on a consolidated basis, sustain or incur negative Net Income solely for their fiscal quarter ending

June 30, 2004; provided that (i) the negative Net Income for such fiscal quarter shall not exceed Six Million and No/100 Dollars ($6,000,000.00), and (ii) had the operating results from ManTech MSM Security Services, Inc., a Maryland corporation, been excluded from the Borrowers’ consolidated operations for such fiscal quarter, the Borrowers would not have sustained or incurred negative Net Income for such fiscal quarter. For purposes of calculating Net Income hereunder, extraordinary, non-cash non-recurring losses arising from the discontinuance of any operations of the Borrowers and non-Borrower Affiliates listed in Schedule 7.1(c) hereto, in an aggregate amount not to exceed the corresponding maximum allowable loss amount thereof set forth on Schedule 7.1(c) hereto, shall be excluded.”

3. Each Borrower hereby represents, warrants, acknowledges and agrees that (i) there are no set-offs or defenses against the Notes, the Credit Agreement or any other Loan Document; (ii) except as specifically amended hereby, all of the terms and conditions of the Notes, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect; (iii) the Notes, the Credit Agreement (as modified hereby) and the other Loan Documents are hereby expressly approved, ratified and confirmed; (iv) the execution, delivery and performance by each Borrower of this Modification (a) is within its corporate powers, (b) has been duly authorized by all necessary corporate action, and (c) does not require the consent or approval of any person or entity which has not already been obtained; and (v) as of the date hereof, (a) no Event of Default has occurred or exists under the Notes, the Credit Agreement or any other Loan Document, (b) no act, event or condition has occurred or exists which, with notice or the passage of time, or both, would constitute an Event of Default under the Note, the Credit Agreement or any other Loan Document, and (c) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct with the same force and effect as though made on and as of the date hereof (unless (i) any such representation and warranty specifically relates to an earlier date, or (ii) the Borrowers are unable to remake and redate any such representation or warranty, have previously disclosed the same to the Administrative Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default).

4. Each Borrower, on its own behalf and for and on behalf of its successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASES, DISCHARGES, and FOREVER WAIVES and RELINQUISHES any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or may assert now or in the future against the Agents or any Lender directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Credit Facility, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof. Without limiting the foregoing, each Borrower acknowledges that, at all times prior to and through the date hereof, the Agents and Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in their relationship with the Borrowers in connection with the Credit Facility; such Borrower hereby waiving and releasing any claims to the contrary.

5. Each Borrower acknowledges (i) that it has participated in the negotiation of this Modification, and no provision of this Modification shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (ii) that it has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Modification, and it has had the opportunity to review, analyze, and discuss with its counsel this Modification, and the underlying factual matters relevant to this Modification, for a sufficient period of time prior to the execution and delivery hereof; (iii) that all of the terms of this Modification were negotiated at arm’s length; (iv) that this Modification was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (v) that the execution and delivery of this Modification is its free and voluntary act and deed for the purposes contained herein.

6. This Modification may be executed by facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document. From and after the date hereof, all references to the “Credit Agreement” set forth in any Loan Document shall mean the Credit Agreement, as modified pursuant to this Modification and any other modification to the Credit Agreement dated prior to the date hereof if executed and delivered in accordance with the applicable terms and provisions of the Credit Agreement.

7. This Modification shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to choice of law principles. This Modification shall be binding upon the Borrowers, each Lender, the Agents and their respective successors and assigns.

8. The section and other headings contained in this Modification (if any) are for convenience of reference only, and in no way define limit or describe the scope of this Modification or the intent of any provision hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Modification has been signed, sealed and delivered as of the date and year first above written.

BORROWERS:
WITNESS:
MANTECH INTERNATIONAL CORPORATION, a
Delaware corporation, on its own behalf and as attorney-in-fact for and on behalf of each Borrower listed on Schedule 1 hereto and each other Borrower party hereto from time to time

By:	By:
Name:	Name:	Ronald R. Spoehel
	Title:	Executive Vice President and Chief Financial Officer

LENDERS:

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY OF VIRGINIA, a Virginia banking corporation

By:
Name:
Title:

CHEVY CHASE BANK, F.S.B., a federal savings bank

By:
Name:
Title:

[signatures continue]

RIGGS BANK N.A., a national banking association

By:
Name:
Title:

ADMINISTRATIVE AGENT:

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:
Name:
Title:

DOCUMENTATION AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

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